UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2021

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(301) 334-9471

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FUNC	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           Charter Amendments

On June 2, 2021, First United Corporation (the “Corporation”) amended its charter to provide for the declassification of its Board of Directors. The Corporation’s definitive proxy statement on Schedule 14A with respect to the 2021 annual meeting of shareholders, filed with the Securities and Exchange Commission on April 19, 2021, contained a discussion of the charter amendment under the heading “DECLASSIFICATION OF THE BOARD OF DIRECTORS (Proposal 2)”, which discussion is incorporated herein by reference. The charter amendment was approved by the Corporation’s shareholders on May 20, 2021. A copy of the Articles of Amendment to Articles of Amendment and Restatement of First United Corporation that were filed with the State Department of Assessments and Taxation of Maryland to effect the charter amendment is filed as Exhibit 3.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits.

The exhibits filed or furnished with this report are listed in the following Exhibit Index:

Exhibit No.	Description

3.1	Articles of Amendment to Articles of Amendment and Restatement of First United Corporation (filed herewith)
104	Cover page interactive data file (embedded within the iXBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED CORPORATION

Dated: June 3, 2021	By:	/s/ Tonya K. Sturm
Tonya K. Sturm
Senior Vice President & CFO